EXHIBIT 3(b)

BYLAWS

OF

CRUCIAL INNOVATIONS CORP.

(Adopted Effective February _____, 2024)

TABLE OF CONTENTS

Page

Article I CORPORATE OFFICES	1
1.1 REGISTERED OFFICE.	1
1.2 OTHER OFFICES.	1
Article II MEETINGS OF STOCKHOLDERS	1
2.1 PLACE OF MEETINGS.	1
2.2 ANNUAL MEETING.	1
2.3 SPECIAL MEETING.	5
2.4 NOTICE OF STOCKHOLDER’S MEETINGS; AFFIDAVIT OF NOTICE.	5
2.5 QUORUM.	6
2.6 Organization.	6
2.7 CONDUCT OF BUSINESS.	7
2.8 VOTING.	7
2.9 STOCKHOLDER ACTION BY WRITTEN CONSENT WITHOUT A MEETING.	8
2.10 WAIVER OF NOTICE.	8
2.11 RECORD DATE FOR STOCKHOLDER NOTICE; VOTING.	8
2.12 PROXIES.	9
Article III DIRECTORS	9
3.1 POWERS.	9
3.2 NUMBER, ELECTION AND TERM.	9
3.3 RESIGNATION AND VACANCIES.	10
3.4 PLACE OF MEETINGS; MEETINGS BY TELEPHONE.	10
3.5 REGULAR MEETINGS.	10
3.6 SPECIAL MEETINGS; NOTICE.	10
3.7 QUORUM AND VOTING.	11
3.8 WAIVER OF NOTICE.	11
3.9 BOARD ACTION BY WRITTEN CONSENT WITHOUT A MEETING.	11
3.10 FEES AND COMPENSATION OF DIRECTORS.	11
3.11 REMOVAL OF DIRECTORS.	12
3.12 CHAIRPERSON OF THE BOARD OF DIRECTORS.	12
Article IV COMMITTEES	12
4.1 COMMITTEES OF DIRECTORS.	12
4.2 COMMITTEE MINUTES.	13
4.3 MEETINGS AND ACTION OF COMMITTEES.	13
Article V OFFICERS	13
5.1 OFFICERS.	13
5.2 APPOINTMENT OF OFFICERS.	13
5.3 SUBORDINATE OFFICERS.	13
5.4 REMOVAL AND RESIGNATION OF OFFICERS.	14
5.5 VACANCIES IN OFFICES.	14
5.6 CHIEF EXECUTIVE OFFICER.	14
5.7 PRESIDENT.	14
5.8 VICE PRESIDENTS.	14
5.9 SECRETARY.	15
5.10 CHIEF FINANCIAL OFFICER.	15
5.11 REPRESENTATION OF SHARES OF OTHER CORPORATIONS.	15
5.12 AUTHORITY AND DUTIES OF OFFICERS.	16
Article VI INDEMNIFICATION OF DIRECTORS, OFFICERS, EMPLOYEES, AND OTHER AGENTS	16
6.1 right to Indemnification.	16
6.2 POWER TO ADVANCE EXPENSES	16
6.3 RIGHT OF INDEMNITEE TO BRING SUIT.	16
6.4 NON-EXCLUSIVITY OF RIGHTS.	17
6.5 INSURANCE.	17
6.6 Indemnification of Employees and Agents of the Corporation.	17
6.7 NATURE OF RIGHTS.	17
Article VII RECORDS AND REPORTS	18
7.1 MAINTENANCE AND INSPECTION OF RECORDS; STOCKLIST.	18
Article VIII GENERAL MATTERS	18
8.1 CHECKS.	18
8.2 EXECUTION OF CORPORATE CONTRACTS AND INSTRUMENTS.	18
8.3 STOCK CERTIFICATES.	19
8.4 LOST, STOLEN OR DESTROYED CERTIFICATES.	19
8.5 CONSTRUCTION; DEFINITIONS.	19
8.6 DIVIDENDS.	19
8.7 FISCAL YEAR.	20
8.8 REGISTERED STOCKHOLDERS.	20
8.9 TIME PERIODS.	20
Article IX NOTICE BY ELECTRONIC TRANSMISSION	20
9.1 NOTICE BY ELECTRONIC TRANSMISSION.	20
Article X AMENDMENTS	20

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BYLAWS

OF

CRUCIAL INNOVATIONS CORP.

Article I

CORPORATE OFFICES

1.1              REGISTERED OFFICE.

The registered office of the Corporation shall be fixed in the Corporation’s Articles of Incorporation, as the same may be amended from time to time.

1.2              OTHER OFFICES.

The Board of Directors may at any time establish other offices, and keep the books and records of the Corporation, except as may otherwise be required by law, at any place or places where the Corporation is qualified to do business.

Article II

MEETINGS OF STOCKHOLDERS

2.1              PLACE OF MEETINGS.

Meetings of stockholders shall be held at any place, within or outside the State of Nevada, designated by the Board of Directors. The Board of Directors may, in its sole discretion, determine that a meeting of stockholders shall not be held at any place, but may instead be held solely by means of remote communication as authorized by Chapter 78 of the Nevada Revised Statutes (the “NRS”). In the absence of any such designation, stockholders’ meetings shall be held at the registered office of the Corporation.

2.2              ANNUAL MEETING.

(a)               The annual meeting of stockholders shall be held each year on a date and at a time designated by resolution of the Board of Directors. The meeting shall be for the election of directors to succeed those whose terms expire and for the transaction of such business as may properly come before the meeting. The Corporation may postpone, reschedule or cancel any annual meeting of Stockholders previously scheduled by the Board of Directors.

(b)               Nominations of persons for election to the Board of Directors of the Corporation and the proposal of business to be considered by the stockholders may be made at an annual meeting of stockholders only (A) pursuant to the Corporation’s proxy materials, if any, with respect to such meeting (or any supplement thereto), (B) by or at the direction of the Board of Directors or (C) by any stockholder of record (the “Record Stockholder”) of the Corporation who is a stockholder of record at the time of giving such notice, who is entitled to vote at the meeting and who complies with the notice procedures set forth in this Section. For the avoidance of doubt, the foregoing clause (C) shall be the exclusive means for a stockholder to make nominations or propose business (other than business included in the Corporation’s proxy materials, if any, at an annual meeting of stockholders.

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(c)               For nominations or other business to be properly brought before an annual meeting by a Record Stockholder pursuant to clause (C) of the foregoing paragraph, the stockholder must have given timely notice thereof in writing to the Secretary of the Corporation, such business must be a proper subject for stockholder action, and the Record Stockholder and the beneficial owner, if any, on whose behalf any such proposal or nomination is made, must have acted in accordance with the representations set forth in the Solicitation Statement (as defined below) required by these Bylaws. To be timely, a Record Stockholder’s notice shall be received by the Secretary at the principal executive offices of the Corporation not less than ninety (90) nor more than one hundred twenty (120) days prior to the one-year anniversary of the preceding year’s annual meeting; provided, however, that, subject to the last sentence of this Section 2.2(c), in the event that no annual meeting was held in the previous year or if the annual meeting is convened more than thirty (30) days before or after such anniversary date, notice by the Record Stockholder to be timely must be so received not later than the close of business on the later of the ninetieth (90th) day prior to such annual meeting or the tenth (10th) day following the date on which notice of such annual meeting is provided to the Record Stockholder or a public announcement (as defined below) of the date of such meeting is first made by the Corporation. In no event shall an adjournment, or postponement of an annual meeting for which notice has been given, commence a new time period (or extend any time period) for the giving of a Record Stockholder’s notice as described above.

(d)               Such Record Stockholder’s notice shall set forth:

(A)             as to each person whom the Record Stockholder proposes to nominate for election or re-election as a director (1) all information relating to such person that is required to be disclosed in solicitations of proxies for election of directors in an election contest, or is otherwise required, and (2) such person’s written consent to being named in the proxy statement as a nominee and to serving as a director if elected;

(B)              as to any business that the Record Stockholder proposes to bring before the meeting, a brief description of the business desired to be brought before the meeting, the text of the proposal or business (including the text of any resolutions proposed for consideration and in the event that such business includes a proposal to amend the Bylaws of the Corporation, the language of the proposed amendment), the reasons for conducting such business at the meeting and any interest in such business of such stockholder and the beneficial owner, if any, on whose behalf the proposal is made;

(C)              as to the Record Stockholder giving the notice and the beneficial owner, if any, on whose behalf the nomination is made or the business is proposed (each, a “party”):

(1)               the name and address of each such party;

(2)               (A) the class, series and number of shares of capital stock of the Corporation which are owned, directly or indirectly, beneficially and of record by each such party, (B) any option, warrant, convertible security, stock appreciation right, or similar right with an exercise or conversion privilege or a settlement payment or mechanism at a price related to any class or series of shares of the Corporation or with a value derived in whole or in part from the value of any class or series of shares of the Corporation, whether or not such instrument or right shall be subject to settlement in the underlying class or series of capital stock of the Corporation or otherwise (a “Derivative Instrument”) directly or indirectly owned beneficially by each such party, and any other direct or indirect opportunity to profit or share in any profit derived from any increase or decrease in the value of shares of the Corporation, (C) any proxy, contract, arrangement, understanding, or relationship pursuant to which either party has a right to vote, directly or indirectly, any shares of any security of the Corporation, (D) any short interest in any security of the Corporation held by each such party (for purposes of this Section 2.2, a person shall be deemed to have a short interest in a security if such person directly or indirectly, through any contract, arrangement, understanding, relationship or otherwise, has the opportunity to profit or share in any profit derived from any decrease in the value of the subject security), (E) any rights to dividends on the shares of the Corporation owned beneficially directly or indirectly by each such party that are separated or separable from the underlying shares of the Corporation, (F) any proportionate interest in shares of the Corporation or Derivative Instruments held, directly or indirectly, by a general or limited partnership in which either party is a general partner or, directly or indirectly, beneficially owns an interest in a general partner and (G) any performance-related fees (other than an asset-based fee) that each such party is directly or indirectly entitled to based on any increase or decrease in the value of shares of the Corporation or Derivative Instruments, if any, as of the date of such notice, including without limitation any such interests held by members of each such party’s immediate family sharing the same household (which information set forth in this paragraph shall be supplemented by such stockholder or such beneficial owner, as the case may be, not later than ten (10) days after the record date for determining the stockholders entitled to notice of the meeting and/or to vote at the meeting to disclose such ownership as of such record date);

(3)               any other information relating to each such party that would be required to be disclosed in a proxy statement or other filings required to be made in connection with solicitations of proxies for, as applicable, the proposal and/or for the election of directors in a contested election; and

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(4)               a statement whether or not each such party will deliver a proxy statement and form of proxy to holders of, in the case of a proposal, at least the percentage of voting power of all of the shares of capital stock of the Corporation required under applicable law to carry the proposal or, in the case of a nomination or nominations, at least the percentage of voting power of all of the shares of capital stock of the Corporation reasonably believed by the Record Stockholder or beneficial holder, as the case may be, to be sufficient to elect the nominee or nominees proposed to be nominated by the Record Stockholder (such statement, a “Solicitation Statement”).

(e)               Any proposed nominee for the Board of Directors shall provide to the Secretary of the Corporation within two weeks of receipt of the Secretary’s written request therefor

(i)                 a completed copy of the Corporation’s form of director’s questionnaire, as provided by the Secretary;

(ii)              an agreement to comply with the Corporation’s corporate governance, conflict of interest, confidentiality, and other corporate governance policies, as provided by the Secretary; and

(iii)            a reasonable written disclosure of any of the following:

(A)             any agreement or understanding as to how he or she will vote on any matter;

(B)              any direct or indirect compensatory, payment or other financial agreement, arrangement or understanding with any person or entity other than the Corporation, including, without limitation, any agreement, arrangement or understanding with respect to any direct or indirect compensation, reimbursement or indemnification in connection with service or action as a nominee or as a director; and

(C)              any transactions between a Nominating Person and the Stockholder Nominee or the Board Nominee within the preceding five years.

The Secretary of the Corporation may also request in writing that a Stockholder Nominee or Board Nominee report entering into any of the items listed in Section 2.2(e)(iii) at any time during such nominee’s service as a director. The Corporation may require any proposed nominee to furnish such other information as may reasonably be required by the Corporation to determine the eligibility of such proposed nominee to serve as a director of the Corporation, including information relevant to a determination whether such proposed nominee can be considered an independent director.

(f)                Only such business shall be conducted at an annual meeting of stockholders as shall have been brought before the meeting in accordance with the procedures set forth in these Bylaws. The chairperson of the meeting shall determine whether a nomination or any business proposed to be transacted by the stockholders has been properly brought before the meeting and, if any proposed nomination or business has not been properly brought before the meeting, the chairperson shall declare that such proposed business or nomination shall not be presented for stockholder action at the meeting.

(g)               For purposes of this Article, “public announcement” shall mean disclosure in a press release reported by the Dow Jones News Service, Associated Press or a comparable national news service or in a document publicly filed by the Corporation with the Securities and Exchange Commission pursuant to Section 13, 14 or 15(d) of the Securities Exchange Act of 1934, as amended (such act, and the rules and regulations promulgated thereunder, the “Exchange Act”)).

2.3              SPECIAL MEETING.

(a)               A special meeting of the stockholders, other than those required by statute, may be called at any time by the Board of Directors acting pursuant to a resolution adopted by a majority of the Whole Board (for purposes of these Bylaws, the term “Whole Board” shall mean the total number of authorized directors whether or not there exist any vacancies in previously authorized directorships) and special meetings may not be called by any other person or persons. The Corporation may postpone, reschedule or cancel any special meeting of Stockholders previously scheduled by the Board of Directors.

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(b)               Only such business shall be conducted at a special meeting of stockholders as shall have been brought before the meeting by or at the direction of the Board of Directors. The notice of a special meeting shall include the purpose for which the meeting is called. Nominations of persons for election to the Board of Directors may be made at a special meeting of stockholders at which directors are to be elected (i) by or at the direction of the Board of Directors or (ii) provided that the Board of Directors has determined that directors shall be elected at such meeting, by any stockholder of record of the Corporation who is a stockholder of record at the time of the giving of the notice provided for in this paragraph, who is entitled to vote at the meeting and upon such election and who delivers a written notice to the Secretary setting forth the information set forth in Section 2.2(d)(A) and (C). Nominations by stockholders of persons for election to the Board of Directors may be made at such a special meeting of stockholders only if such stockholder of record’s notice required by the preceding sentence shall be received by the Secretary at the principal executive offices of the Corporation not later than the close of business on the later of the ninetieth (90th) day prior to such special meeting or the tenth (10th) day following the day on which public announcement is first made of the date of the special meeting and of the nominees proposed by the Board of Directors to be elected at such meeting. In no event shall an adjournment, or postponement of a special meeting for which notice has been given, commence a new time period (or extend any time period) for the giving of a stockholder’s notice as described above.

(c)               Only such business shall be conducted at a special meeting of stockholders as shall have been brought before the meeting by or at the direction of the Board of Directors. The notice of such special meeting shall include the purpose for which the meeting is called.

(d)       Notwithstanding the foregoing provisions of this Section 2.3, a stockholder shall also comply with all applicable requirements of the Exchange Act and the rules and regulations thereunder with respect to matters set forth in this Section 2.3. Nothing in this Section 2.3 shall be deemed to affect any rights of stockholders to request inclusion of proposals in the Corporation’s proxy statement pursuant to Rule 14a-8 under the Exchange Act.

2.4              NOTICE OF STOCKHOLDER’S MEETINGS; AFFIDAVIT OF NOTICE.

Notice of the place, if any, date, and time of all meetings of the stockholders, the means of remote communications, if any, by which stockholders and proxyholders may be deemed to be present in person and vote at such meeting, and the record date for determining the stockholders entitled to vote at the meeting, if such date is different from the record date for determining stockholders entitled to notice of the meeting, shall be given, not less than ten (10) nor more than sixty (60) days before the date on which the meeting is to be held, to each stockholder entitled to vote at such meeting as of the record date for determining the stockholders entitled to notice of the meeting, except as otherwise provided herein or required by law (meaning, here and hereinafter, as required from time to time by the NRS or the Articles of Incorporation of the Corporation).

When a meeting is adjourned to another time or place, notice need not be given of the adjourned meeting if the time and place, if any, thereof, and the means of remote communications, if any, by which stockholders and proxyholders may be deemed to be present in person and vote at such adjourned meeting are announced at the meeting at which the adjournment is taken; provided, however, that if the date of any adjourned meeting is more than thirty (30) days after the date for which the meeting was originally noticed, notice of the place, if any, date, and time of the adjourned meeting and the means of remote communications, if any, by which stockholders and proxyholders may be deemed to be present in person and vote at such adjourned meeting, shall be given to each stockholder in conformity herewith. If after the adjournment a new record date for stockholders entitled to vote is fixed for the adjourned meeting, the Board of Directors shall fix a new record date for notice of such adjourned meeting, which record date shall not precede the date upon which the resolution fixing the record date is adopted by the Board of Directors and, except as otherwise required by law, shall not be more than sixty (60) nor less than ten (10) days before the date of such adjourned meeting, and shall give notice of the adjourned meeting to each stockholder of record entitled to vote at such adjourned meeting as of the record date fixed for notice of such adjourned meeting. At any adjourned meeting, any business may be transacted which might have been transacted at the original meeting.

2.5              QUORUM.

At any meeting of stockholders, the holders of a majority of the voting power of all issued and outstanding stock entitled to vote thereat, present in person or represented by proxy, shall constitute a quorum for the transaction of business, except to the extent that the presence of a larger number may be required by law or the rules of any stock exchange upon which the Corporation’s securities are listed. Where a separate vote by a class or classes or series is required, a majority of the voting power of all issued and outstanding stock of such class or series, present in person or represented by proxy, shall constitute a quorum entitled to take action with respect to such matter. If a quorum is not present or represented at any meeting of stockholders, then the chairperson of the meeting or the holders of a majority in voting power of the stock entitled to vote thereat, present in person or represented by proxy, shall have power to adjourn the meeting from time to time in accordance with Section 2.4.

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2.6              Organization.

Such person as the Board of Directors may have designated or, in the absence of such a person, the chairperson of the Board of Directors or, in his or her absence, the chief executive officer of the Corporation or, in his or her absence, such person as may be chosen by the holders of a majority of the voting of the shares entitled to vote who are present, in person or by proxy, shall call to order any meeting of the stockholders and act as chairperson of the meeting. In the absence of the Secretary of the Corporation, the secretary of the meeting shall be such person as the chairperson of the meeting appoints.

2.7              CONDUCT OF BUSINESS.

Subject to such rules, regulations and procedures adopted by the Board of Directors as it shall deem appropriate, the chairperson of the meeting shall (i) have the power to adjourn the meeting to another time, date and place (if any) and (ii) have the right and authority to prescribe such rules, regulations and procedures and to do all such acts as, in the judgment of such chairperson, are appropriate for the proper conduct of the meeting. Such rules, regulations or procedures, whether adopted by the Board of Directors or prescribed by the chairperson of the meeting, may include, without limitation, (i) the establishment of an agenda or order of business for the meeting, (ii) rules and procedures for maintaining order at the meeting and the safety of those present, (iii) limitations on attendance at or participation in the meeting to stockholders of record of the corporation, their duly authorized and constituted proxies or such other persons as the chairperson of the meeting shall determine, (iv) restrictions on entry to the meeting after the time fixed for the commencement thereof, and (v) limitations on the time allotted to questions or comments by participants. The Secretary of the Corporation shall act as secretary of the meeting.

2.8              VOTING.

(a)               Except as may be otherwise provided in the Articles of Incorporation or by law, each stockholder shall be entitled to one vote for each share of capital stock held by such stockholder.

(b)       All elections shall be determined by a plurality of the votes cast, and except as otherwise required by law or the rules of any stock exchange upon which the Corporation’s securities are listed, all other matters shall be determined by a majority of the votes cast affirmatively or negatively.

(c)       Notwithstanding any provision of the Articles of Incorporation or any other provision of these Bylaws, the affirmative vote or consent of holders of two-thirds of all of the issued and outstanding voting securities of the Corporation shall be required:

(i) for a merger or consolidation of the Corporation with or into any other corporation if the Corporation is not the surviving corporation;

(ii) for any sale or lease of all or any substantial part of the assets of the Corporation to any other corporation, person or entity;

(iii) to dissolve the Corporation; or

(iv) to amend, alter, change or repeal, directly or indirectly, the Articles of Incorporation or Article X of these Bylaws.

Such affirmative vote or consent shall be in addition to the vote or consent of the holders of any class or series of stock of the Corporation otherwise required by law, the Articles of Incorporation or these bylaws or the resolution or resolutions providing for the issuance of such class or series which have or may be adopted by the Board of Directors of the Corporation.

2.9              STOCKHOLDER ACTION BY WRITTEN CONSENT WITHOUT A MEETING.

Unless otherwise provided in the Articles of Incorporation, any action required to be taken at any annual or special meeting of Stockholders of the Corporation, or any action which may be taken at any annual or special meeting of such Stockholders, may be taken without a meeting, without prior notice and without a vote, if a consent in writing, setting forth the action so taken, shall be signed by the holders of outstanding stock having not less than the minimum number of votes that would be necessary to authorize or take such action at a meeting at which all shares entitled to vote thereon were present and voted. Prompt notice of the taking of the corporate action without a meeting by less than unanimous written consent shall be given by the Secretary of the Corporation to those stockholders who have not consented in writing.

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2.10          WAIVER OF NOTICE.

Whenever notice is required to be given under any provision of the NRS or of the Articles of Incorporation or these Bylaws to a stockholder, a written waiver thereof, signed by the person entitled to notice, whether before or after the time of the event for which notice is to be given, shall be deemed equivalent to notice. Attendance of a person at a meeting shall constitute a waiver of notice of such meeting, except when the person attends a meeting for the express purpose of objecting, at the beginning of the meeting, to the transaction of any business because the meeting is not lawfully called or convened. Neither the business to be transacted at, nor the purpose of, any regular or special meeting of the stockholders need be specified in any written waiver of notice unless so required by the Articles of Incorporation or these Bylaws.

2.11          RECORD DATE FOR STOCKHOLDER NOTICE; VOTING.

In order that the Corporation may determine the stockholders entitled to notice of any meeting of stockholders or any adjournment thereof, the Board of Directors may, except as otherwise required by law, fix a record date, which record date shall not precede the date upon which the resolution fixing the record date is adopted by the Board of Directors, and which record date shall not be more than sixty (60) nor less than ten (10) days before the date of such meeting. If the Board of Directors so fixes a date, such date shall also be the record date for determining the stockholders entitled to vote at such meeting unless the Board of Directors determines, at the time it fixes such record date, that a later date on or before the date of the meeting shall be the date for making such determination. If no record date is fixed by the Board of Directors, the record date for determining stockholders entitled to notice of and to vote at a meeting of stockholders shall be at the close of business on the day next preceding the day on which notice is given or, if notice is waived, at the close of business on the day next preceding the day on which the meeting is held. A determination of stockholders of record entitled to notice of or to vote at a meeting of stockholders shall apply to any adjournment of the meeting; provided, however, that the Board of Directors may fix a new record date for determination of stockholders entitled to vote at the adjourned meeting, and in such case shall also fix as the record date for stockholders entitled to notice of such adjourned meeting the same or an earlier date as that fixed for determination of stockholders entitled to vote in accordance with the foregoing provisions of this Section at the adjourned meeting.

In order that the Corporation may determine the stockholders entitled to receive payment of any dividend or other distribution or allotment of any rights or the stockholders entitled to exercise any rights in respect of any change, conversion or exchange of stock, or for the purpose of any other lawful action, the Board of Directors may fix a record date, which record date shall not precede the date upon which the resolution fixing the record date is adopted, and which record date shall be not more than sixty (60) days prior to such action. If no record date is fixed, the record date for determining stockholders for any such purpose shall be at the close of business on the day on which the Board of Directors adopts the resolution relating thereto.

2.12          PROXIES.

Each stockholder entitled to vote at a meeting of stockholders may authorize another person or persons to act for such stockholder by a written proxy, signed by the stockholder and filed with the secretary of the Corporation, but no such proxy shall be voted or acted upon after three years from its date, unless the proxy provides for a longer period. A proxy shall be deemed signed if the stockholder’s name is placed on the proxy (whether by manual signature, typewriting, electronic or telegraphic transmission or otherwise) by the stockholder or the stockholder’s attorney-in-fact. The revocability of a proxy that states on its face that it is irrevocable shall be governed by the provisions of Section 78.355 of the NRS.

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Article III

DIRECTORS

3.1              POWERS.

Subject to the provisions of the NRS and any limitations in the Articles of Incorporation or these Bylaws relating to action required to be approved by the stockholders or by the outstanding shares, the business and affairs of the Corporation shall be managed and all corporate powers shall be exercised by or under the direction of the Board of Directors. In addition to the powers and authorities these Bylaws expressly confer upon them, the Board of Directors may exercise all such powers of the Corporation.

3.2              NUMBER, ELECTION AND TERM.

The number of directors which shall constitute the Whole Board shall be not less than three (3) nor more than fifteen (15). The number of directors may be increased or decreased from time to time by a majority of the directors then in office, provided that no decrease in the number of directors shall have the effect of shortening the term of an incumbent director, and further provided that the number of directors shall never be less than one (1). Each director shall hold office for the term for which he or she is elected, and until his or her successor shall have been elected and qualified or until his or her earlier death, resignation or removal. The directors shall be elected at the annual meeting of stockholders, except as provided in Section 3.3. Unless otherwise provided in the Articles of Incorporation, directors need not be residents of Nevada or stockholders of the Corporation.

3.3              RESIGNATION AND VACANCIES.

Subject to the rights of the holders of any series of preferred stock then outstanding, newly created directorships resulting from any increase in the authorized number of directors or any vacancies in the Board of Directors resulting from death, resignation, retirement, disqualification, removal from office or other cause shall, unless otherwise required by law or by resolution of the Board of Directors, be filled only by a majority vote of the directors then in office, though less than a quorum (and not by the stockholders), and directors so chosen shall serve for a term expiring at the annual meeting of stockholders at which the term of office of the class to which they have been elected expires or until such director’s successor shall have been duly elected and qualified. No decrease in the number of authorized directors shall shorten the term of any incumbent director.

3.4              PLACE OF MEETINGS; MEETINGS BY TELEPHONE.

The Board of Directors of the Corporation may hold meetings, both regular and special, either within or outside the State of Nevada. Unless otherwise restricted by the Articles of Incorporation or these Bylaws, members of the Board of Directors, or any committee designated by the Board of Directors, may participate in a meeting of the Board of Directors, or any committee, by means of conference telephone or similar communications equipment by means of which all persons participating in the meeting can hear each other, and such participation in a meeting shall constitute presence in person at the meeting.

3.5              REGULAR MEETINGS.

Regular meetings of the Board of Directors may be held without notice at such time and at such place as shall from time to time be determined by the Board of Directors.

3.6              SPECIAL MEETINGS; NOTICE.

Special meetings of the Board of Directors for any purpose or purposes may be called at any time by the chairperson of the Board of Directors, the chief executive officer, the secretary or a majority of the Whole Board.

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Notice of the time and place of special meetings shall be (i) delivered personally by courier or telephone to each director, (ii) sent by first-class mail, postage prepaid, (iii) sent by facsimile, or (iv) by electronic mail, directed to each director at that director’s address, telephone number, facsimile number or electronic mail address as it is shown on the records of the Corporation. If the notice is mailed, it shall be deposited in the United States mail at least four (4) days before the time of the holding of the meeting. If the notice is (i) delivered personally by hand, by courier or by telephone, (ii) sent by facsimile or (iii) sent by electronic mail, it shall be delivered at least twenty-four (24) hours before the time of the holding of the meeting, or on such shorter notice as the person or persons calling such meeting may deem necessary and appropriate in the circumstances. Any oral notice given personally or by telephone may be communicated either to the director or to a person at the office of the director who the person giving the notice has reason to believe will promptly communicate it to the director. Notice of any meeting need not be given to any director who shall, either before or after the meeting, submit a waiver of such notice or who shall attend such meeting except attendance for the express purpose of objecting at the beginning of the meeting to the transaction of business because the meeting is not lawfully called or convened. The notice need not specify the purpose of the meeting, and unless otherwise indicated in the notice thereof, any and all business may be transacted at a special meeting.

3.7              QUORUM AND VOTING.

At all meetings of the Board of Directors, a majority of the Whole Board shall constitute a quorum for the transaction of business and the vote of a majority of the directors present at any meeting at which there is a quorum shall be the act of the Board of Directors, except as may be otherwise specifically provided by statute or by the Articles of Incorporation. If a quorum is not present at any meeting of the Board of Directors, then the majority of directors present thereat may adjourn the meeting from time to time, without notice other than announcement at the meeting, until a quorum is present.

3.8              WAIVER OF NOTICE.

Whenever notice is required to be given under any provision of the NRS or of the Articles of Incorporation or these Bylaws to a director, a written waiver thereof, signed by the person entitled to notice, whether before or after the time of the event for which notice is to be given, shall be deemed equivalent to notice. Attendance of a person at a meeting shall constitute a waiver of notice of such meeting, except when the person attends a meeting for the express purpose of objecting, at the beginning of the meeting, to the transaction of any business because the meeting is not lawfully called or convened. Neither the business to be transacted at, nor the purpose of, any regular or special meeting of the directors, or members of a committee of directors, need be specified in any written waiver of notice unless so required by the Articles of Incorporation or these Bylaws.

3.9              BOARD ACTION BY WRITTEN CONSENT WITHOUT A MEETING.

Unless otherwise restricted by the Articles of Incorporation or these Bylaws, any action required or permitted to be taken at any meeting of the Board of Directors, or of any committee thereof, may be taken without a meeting if all members of the Board of Directors or committee, as the case may be, consent thereto in writing or by electronic transmission and the writing or writings or electronic transmission or transmissions are filed with the minutes of proceedings of the Board of Directors or committee. Written consents representing actions taken by the Board of Directors or committee may be executed by telex, telecopy or other facsimile transmission, and such facsimile shall be valid and binding to the same extent as if it were an original. Such action by written consent shall have the same force and effect as a unanimous vote of the Board of Directors.

3.10          FEES AND COMPENSATION OF DIRECTORS.

Unless otherwise restricted by the Articles of Incorporation or these Bylaws, the Board of Directors shall have the authority to fix the compensation of directors. No such compensation shall preclude any director from serving the Corporation in any other capacity and receiving compensation therefor.

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3.11          REMOVAL OF DIRECTORS.

Unless otherwise restricted by statute, by the Articles of Incorporation or by these Bylaws, any director or the entire Board of Directors may be removed, with or without cause, by the holders of two-thirds of the outstanding voting securities of the Corporation then entitled to vote at an election of directors, voting together as a single class.

No reduction of the authorized number of directors shall have the effect of removing any director prior to the expiration of such director’s term of office.

3.12          CHAIRPERSON OF THE BOARD OF DIRECTORS.

The Corporation may also have, at the discretion of the Board of Directors, a chairperson of the Board of Directors who shall not be considered an officer of the Corporation.

Article IV

COMMITTEES

4.1              COMMITTEES OF DIRECTORS.

The Board of Directors may, by resolution passed by a majority of the Whole Board, designate one or more committees, with each committee to consist of one or more of the directors of the Corporation. The Board of Directors may designate one or more directors as alternate members of any committee, who may replace any absent or disqualified member at any meeting of the committee. In the absence or disqualification of a member of a committee, the member or members thereof present at any meeting and not disqualified from voting, whether or not such member or members constitute a quorum, may unanimously appoint another member of the Board of Directors to act at the meeting in the place of any such absent or disqualified member. Any such committee, to the extent provided in the resolution of the Board of Directors or in the Bylaws of the Corporation, shall have and may exercise all the powers and authority of the Board of Directors in the management of the business and affairs of the Corporation, and may authorize the seal of the Corporation to be affixed to all papers that may require it; but no such committee shall have the power or authority to (a) approve or adopt or recommend any action or matter (other than election or removal of directors) expressly required by the NRS to be submitted to stockholders or (b) amend the Bylaws of the Corporation. For avoidance of doubt, if a director resigns or is removed pursuant to Section 3.11 of these Bylaws, then the director shall be deemed to have resigned or been removed from each committee that such director is a member.

4.2              COMMITTEE MINUTES.

Each committee shall keep regular minutes of its meetings and report the same to the Board of Directors when required.

4.3              MEETINGS AND ACTION OF COMMITTEES.

Each committee may determine the procedural rules for meeting and conducting its business and shall act in accordance therewith, except as otherwise provided herein or required by law. Adequate provision shall be made for notice to members of all meetings; one-third (1/3) of the members shall constitute a quorum unless the committee shall consist of one or two members, in which event one member shall constitute a quorum; and all matters shall be determined by a majority vote of the members present. Action may be taken by any committee without a meeting if all members thereof consent thereto in writing or by electronic transmission, and the writing or writings or electronic transmission or transmissions are filed with the minutes of the proceedings of such committee. Such filing shall be in paper form if the minutes are maintained in paper form and shall be in electronic form if the minutes are maintained in electronic form.

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Article V

OFFICERS

5.1              OFFICERS.

The officers of the Corporation shall be a chief executive officer, a president, a chief financial officer, and a secretary. The Corporation may also have, at the discretion of the Board of Directors, one or more vice presidents, one or more assistant secretaries, a treasurer, one or more assistant treasurers, and any such other officers as may be appointed in accordance with the provisions of Section 5.3 of these Bylaws. Any number of offices may be held by the same person.

5.2              APPOINTMENT OF OFFICERS.

The officers of the Corporation, except such officers as may be appointed in accordance with the provisions of Sections 5.3 or 5.5 of these Bylaws, shall be appointed by the Board of Directors, subject to the rights, if any, of an officer under any contract of employment.

5.3              SUBORDINATE OFFICERS.

The chief executive officer may appoint such other officers and agents as the business of the Corporation may require, each of whom shall hold office for such period, have such authority, and perform such duties as are provided in these Bylaws or as the Board of Directors may from time to time determine.

5.4              REMOVAL AND RESIGNATION OF OFFICERS.

Subject to the rights, if any, of an officer under any contract of employment, any officer may be removed, either with or without cause, by an affirmative vote of the majority of the Board of Directors or, except in the case of an officer chosen by the chief executive officer, by the chief executive officer.

Any officer may resign at any time by giving written notice to the attention of the secretary of the Corporation. Any resignation shall take effect at the date of the receipt of that notice or at any later time specified in that notice; and, unless otherwise specified in that notice, the acceptance of the resignation shall not be necessary to make it effective. Any resignation is without prejudice to the rights, if any, of the Corporation under any contract to which the officer is a party.

5.5              VACANCIES IN OFFICES.

Any vacancy occurring in the chief executive office of the Corporation shall be filled by the Board of Directors, and any vacancy occurring in any other office of the Corporation shall be filled by the chief executive officer.

5.6              CHIEF EXECUTIVE OFFICER.

Subject to such supervisory powers, if any, as may be given by the Board of Directors to the chairperson of the Board of Directors, the chief executive officer of the Corporation shall, subject to the control of the Board of Directors, have general supervision, direction, and control of the business and the officers of the Corporation. He or she shall preside at all meetings of the stockholders and, in the absence or nonexistence of a chairperson of the Board of Directors, at all meetings of the Board of Directors and shall have the general powers and duties of management usually vested in the office of chief executive officer of a corporation and shall have such other powers and duties as may be prescribed or delegated by the Board of Directors or these Bylaws.

5.7              PRESIDENT.

Subject to such supervisory powers, if any, as may be given by the Board of Directors to the chairperson of the Board of Directors or the chief executive officer, the president shall have general supervision, direction, and control of the business and other officers of the Corporation. He or she shall have the general powers and duties of management usually vested in the office of president of a corporation and such other powers and duties as may be prescribed or delegated by the Board of Directors or these Bylaws.

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5.8              VICE PRESIDENTS.

In the absence or disability of the chief executive officer and president, the vice presidents, if any, in order of their rank as fixed by the chief executive officer or, if not ranked, a vice president designated by the Board of Directors, shall perform all the duties of the president and when so acting shall have all the powers of, and be subject to all the restrictions upon, the president. The vice presidents shall have such other powers and perform such other duties as from time to time may be prescribed or delegated to them respectively by the Board of Directors, these Bylaws, the chief executive officer, the president or the chairperson of the Board of Directors.

5.9              chief financial officer.

The chief financial officer shall keep and maintain, or cause to be kept and maintained, adequate and correct books and records of accounts of the properties and business transactions of the Corporation, including accounts of its assets, liabilities, receipts, disbursements, gains, losses, capital retained earnings, and shares. The books of account shall at all reasonable times be open to inspection by any director.

The chief financial officer shall deposit all moneys and other valuables in the name and to the credit of the Corporation with such depositories as may be designated by the Board of Directors. He or she shall disburse the funds of the Corporation as may be ordered by the Board of Directors, shall render to the chief executive officer, the president, or the directors, upon request, an account of all his or her transactions as chief financial officer and of the financial condition of the Corporation, and shall have other powers and perform such other duties as may be prescribed or delegated by the Board of Directors or the Bylaws.

5.10          SECRETARY.

The secretary shall keep or cause to be kept, at the principal executive office of the Corporation or such other place as the Board of Directors may direct, a book of minutes of all meetings and actions of directors, committees of directors, and stockholders. The minutes shall show the time and place of each meeting, the names of those present at directors’ meetings or committee meetings, the number of shares present or represented at stockholders’ meetings, and the proceedings thereof.

The secretary shall keep, or cause to be kept, at the principal executive office of the Corporation or at the office of the Corporation’s transfer agent or registrar, as determined by resolution of the Board Of Directors, a share register, or a duplicate share register, showing the names of all stockholders and their addresses, the number and classes of shares held by each, the number and date of certificates evidencing such shares, and the number and date of cancellation of every certificate surrendered for cancellation.

The secretary shall give, or cause to be given, notice of all meetings of the stockholders and of the Board of Directors required to be given by law or by these Bylaws. He or she shall keep the seal of the Corporation, if one be adopted, in safe custody and shall have such other powers and perform such other duties as may be prescribed or delegated by the Board of Directors or by these Bylaws.

5.11          REPRESENTATION OF SHARES OF OTHER CORPORATIONS.

The chairperson of the Board of Directors, the chief executive officer, the president, any vice president, the chief financial officer, the secretary or assistant secretary of this Corporation, or any other person authorized by the Board of Directors or the chief executive officer or the president or a vice president, is authorized to vote, represent, and exercise on behalf of this Corporation all rights incident to any and all shares of any other corporation or corporations held by this Corporation. The authority granted herein may be exercised either by such person directly or by any other person authorized to do so by proxy or power of attorney duly executed by the person having such authority.

5.12          AUTHORITY AND DUTIES OF OFFICERS.

In addition to the foregoing authority and duties, all officers of the Corporation shall respectively have such authority and perform such duties in the management of the business of the Corporation as may be designated or delegated from time to time by the Board of Directors.

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Article VI

INDEMNIFICATION OF DIRECTORS, OFFICERS, EMPLOYEES, AND OTHER AGENTS

6.1              right to Indemnification.

Each person who was or is made a party or is threatened to be made a party to or is otherwise involved in any action, suit or proceeding, whether civil, criminal, administrative or investigative (hereinafter a “proceeding”), by reason of the fact that he or she is or was a director or an officer of the Corporation or is or was serving at the request of the Corporation as a director, officer or trustee of another corporation or of a partnership, joint venture, trust or other enterprise, including service with respect to an employee benefit plan (hereinafter an “indemnitee”), whether the basis of such proceeding is alleged action in an official capacity as a director, officer or trustee or in any other capacity while serving as a director, officer or trustee, shall be indemnified and held harmless by the Corporation to the fullest extent permitted by Delaware law, as the same exists or may hereafter be amended (but, in the case of any such amendment, only to the extent that such amendment permits the Corporation to provide broader indemnification rights than such law permitted the Corporation to provide prior to such amendment), against all expense, liability and loss (including attorneys’ fees, judgments, fines, ERISA excise taxes or penalties and amounts paid in settlement) reasonably incurred or suffered by such indemnitee in connection therewith; provided, however, that, except as provided in Section 6.3 of this Article VI with respect to proceedings to enforce rights to indemnification, the Corporation shall indemnify any such indemnitee in connection with a proceeding (or part thereof) initiated by such indemnitee only if such proceeding (or part thereof) was authorized by the Board of Directors of the Corporation.

6.2              POWER TO ADVANCE EXPENSES

The Corporation shall have the power to advance expenses to any person to the fullest extent permitted by law.

6.3              RIGHT OF INDEMNITEE TO BRING SUIT.

If a claim under Section 6.1 of this Article VI is not paid in full by the Corporation within sixty (60) days after a written claim has been received by the Corporation, the indemnitee may at any time thereafter bring suit against the Corporation to recover the unpaid amount of the claim. To the fullest extent permitted by law, if successful in whole or in part in any such suit, the indemnitee shall be entitled to be paid also the expense of prosecuting or defending such suit. In any suit brought by the indemnitee to enforce a right to indemnification hereunder it shall be a defense that the indemnitee has not met any applicable standard for indemnification set forth in the NRS. Neither the failure of the Corporation (including its directors who are not parties to such action, a committee of such directors, independent legal counsel, or its stockholders) to have made a determination prior to the commencement of such suit that indemnification of the indemnitee is proper in the circumstances because the indemnitee has met the applicable standard of conduct set forth in the NRS, nor an actual determination by the Corporation (including its directors who are not parties to such action, a committee of such directors, independent legal counsel, or its stockholders) that the indemnitee has not met such applicable standard of conduct, shall create a presumption that the indemnitee has not met the applicable standard of conduct or, in the case of such a suit brought by the indemnitee, be a defense to such suit. In any suit brought by the indemnitee to enforce a right to indemnification hereunder, the burden of proving that the indemnitee is not entitled to be indemnified, under this Article VI or otherwise shall be on the Corporation.

6.4              NON-EXCLUSIVITY OF RIGHTS.

The rights to indemnification conferred in this Article VI shall not be exclusive of any other right which any person may have or hereafter acquire under any statute, the Corporation’s Articles of Incorporation, Bylaws, agreement, vote of stockholders or directors or otherwise.

6.5              INSURANCE.

The Corporation may maintain insurance, at its expense, to protect itself and any director, officer, employee or agent of the Corporation or another corporation, partnership, joint venture, trust or other enterprise against any expense, liability or loss, whether or not the Corporation would have the power to indemnify such person against such expense, liability or loss under the NRS.

6.6              Indemnification of Employees and Agents of the Corporation.

The Corporation may, to the extent authorized from time to time by the Board of Directors, grant rights to indemnification and to the advancement of expenses to any employee or agent of the Corporation to the fullest extent permitted by law.

6.7              NATURE OF RIGHTS. The rights conferred upon indemnitees in this Article VI shall be contract rights and such rights shall continue as to an indemnitee who has ceased to be a director, officer or trustee and shall inure to the benefit of the indemnitee’s heirs, executors and administrators. Any amendment, alteration or repeal of this Article VI that adversely affects any right of an indemnitee or its successors shall be prospective only and shall not limit, eliminate, or impair any such right with respect to any proceeding involving any occurrence or alleged occurrence of any action or omission to act that took place prior to such amendment or repeal.

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Article VII

RECORDS AND REPORTS

7.1              MAINTENANCE AND INSPECTION OF RECORDS; STOCKLIST.

The Corporation shall, either at its principal executive offices or at such place or places as designated by the Board of Directors, keep a record of its stockholders listing their names and addresses and the number and class of shares held by each stockholder, a copy of these Bylaws as amended to date, accounting books, and other records.

The officer who has charge of the stock ledger of the Corporation shall, at least ten (10) days before every meeting of stockholders, prepare and make a complete list of stockholders entitled to vote at any meeting of stockholders, provided, however, if the record date for determining the stockholders entitled to vote is less than ten (10) days before the meeting date, the list shall reflect the stockholders entitled to vote as of the tenth (10th) day before the meeting date, arranged in alphabetical order for each class of stock and showing the address of each such stockholder and the number of shares registered in his or her name. Such list shall be open to the examination of any stockholder for a period of at least ten (10) days prior to the meeting in the manner provided by law.

A stock list shall also be open to the examination of any stockholder during the whole time of the meeting as provided by law. This list shall presumptively determine (a) the identity of the stockholders entitled to examine such stock list and to vote at the meeting and (b) the number of shares held by each of them.

Article VIII

GENERAL MATTERS

8.1              CHECKS.

From time to time, the Board of Directors shall determine by resolution which person or persons may sign or endorse all checks, drafts, other orders for payment of money, notes or other evidences of indebtedness that are issued in the name of or payable to the Corporation, and only the persons so authorized shall sign or endorse those instruments.

8.2              EXECUTION OF CORPORATE CONTRACTS AND INSTRUMENTS.

The Board of Directors, except as otherwise provided in these Bylaws, may authorize any officer or officers, or agent or agents, to enter into any contract or execute any instrument in the name of and on behalf of the Corporation; such authority may be general or confined to specific instances. Unless so authorized or ratified by the Board of Directors or within the agency power of an officer, no officer, agent or employee shall have any power or authority to bind the Corporation by any contract or engagement or to pledge its credit or to render it liable for any purpose or for any amount.

8.3              STOCK CERTIFICATES.

The shares of the Corporation may be represented by certificates, provided that the Board of Directors of the Corporation may provide by resolution or resolutions that some or all of any or all classes or series of its stock shall be uncertificated shares. Any such resolution shall not apply to shares represented by a certificate until such certificate is surrendered to the Corporation. Each holder of stock represented by certificates shall be entitled to a certificate signed by, or in the name of the Corporation by, the chief executive officer, and by the secretary or an assistant secretary, or the treasurer or an assistant treasurer, certifying the number of shares owned by him or her. Any or all of the signatures on the certificate may be a facsimile. In case any officer, transfer agent or registrar who has signed or whose facsimile signature has been placed upon a certificate has ceased to be such officer, transfer agent or registrar before such certificate is issued, it may be issued by the Corporation with the same effect as if he or she were such officer, transfer agent or registrar at the date of issue. Notwithstanding any other provision in these Bylaws, the Corporation may adopt a system of issuance, recordation and transfer of shares of the Corporation by electronic or other means not involving any issuance of certificates, including provisions for notice to purchasers in substitution for any required statements on certificates, and as may be required by applicable corporate securities laws. Any system so adopted shall not become effective as to issued and outstanding certificated securities until the certificates therefor have been surrendered to the Corporation.

8.4              LOST, STOLEN OR DESTROYED CERTIFICATES.

Except as provided in this Section 8.4, no new certificates for shares shall be issued to replace a previously issued certificate unless the latter is surrendered to the Corporation and canceled at the same time. The Corporation may issue a new certificate of stock or uncertificated shares in the place of any certificate previously issued by it, alleged to have been lost, stolen or destroyed, and the Corporation may require the owner of the lost, stolen or destroyed certificate, or the owner’s legal representative, to give the Corporation a bond sufficient to indemnify it against any claim that may be made against it on account of the alleged loss, theft or destruction of any such certificate or the issuance of such new certificate or uncertificated shares.

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8.5              CONSTRUCTION; DEFINITIONS.

Unless the context requires otherwise, the general provisions, rules of construction, and definitions in the NRS shall govern the construction of these Bylaws. Without limiting the generality of this provision, the singular number includes the plural, the plural number includes the singular, and the term “person” includes both a corporation and a natural person.

8.6              DIVIDENDS.

The directors of the Corporation, subject to any restrictions contained in (a) the NRS or (b) the Articles of Incorporation, may declare and pay dividends upon the shares of its capital stock. Dividends may be paid in cash, in property, or in shares of the Corporation’s capital stock.

The directors of the Corporation may set apart out of any of the funds of the Corporation available for dividends a reserve or reserves for any proper purpose and may abolish any such reserve. Such purposes shall include but not be limited to equalizing dividends, repairing or maintaining any property of the Corporation, and meeting contingencies.

8.7              FISCAL YEAR.

The fiscal year of the Corporation shall be fixed by resolution of the Board of Directors and may be changed by the Board of Directors.

8.8              REGISTERED STOCKHOLDERS.

The Corporation shall be entitled to recognize the exclusive right of a person registered on its books as the owner of shares to receive dividends and to vote as such owner, shall be entitled to hold liable for calls and assessments the person registered on its books as the owner of shares, and shall not be bound to recognize any equitable or other claim to or interest in such share or shares on the part of another person, whether or not it shall have express or other notice thereof, except as otherwise provided by the laws of Nevada.

8.9              TIME PERIODS.

In applying any provision of these Bylaws which requires that an act be done or not be done a specified number of days prior to an event or that an act be done during a period of a specified number of days prior to an event, calendar days shall be used, the day of the doing of the act shall be excluded, and the date of the event shall be included.

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Article IX

NOTICE BY ELECTRONIC TRANSMISSION

9.1              NOTICE BY ELECTRONIC TRANSMISSION.

Without limiting the manner by which notice otherwise may be given effectively to stockholders pursuant to the NRS, the Articles of Incorporation or these Bylaws, any notice shall be effective if given by a form of electronic transmission in the manner provided consistent with the purposes of Section 78.0285 of the NRS.

Article X

AMENDMENTS

In furtherance and not in limitation of the powers conferred by law, the Board of Directors is expressly authorized to adopt, amend and repeal these Bylaws subject to the power of the holders of capital stock of the Corporation to adopt, amend or repeal the Bylaws; provided, however, that, with respect to the power of holders of capital stock to adopt, amend and repeal Bylaws of the Corporation, notwithstanding any other provision of these Bylaws or any provision of law which might otherwise permit a lesser vote or no vote, but in addition to any affirmative vote of the holders of any particular class or series of the capital stock of the Corporation required by law, these Bylaws or any preferred stock, the affirmative vote of the holders of at least two-thirds of the outstanding voting securities of the Corporation entitled to vote generally in the election of directors, voting together as a single class, shall be required to adopt, amend or repeal any provision of these Bylaws.

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